SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. )

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NATIONWIDE VARIABLE INSURANCE TRUST

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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

June 9, 2023

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Loomis Short Term Bond Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). Until recently, the Fund was known as the “NVIT Short Term Bond Fund.”

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of Loomis, Sayles & Company, L.P. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Nationwide Asset Management, LLC as the Fund’s subadviser. These changes became effective on March 20, 2023. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until September 30, 2023. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 1-888-490-5087.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Loomis Short Term Bond Fund (the “Fund”), a series of the Trust. All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of May 19, 2023, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. Until recently, the Fund was known as the “NVIT Short Term Bond Fund.”

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective March 20, 2023, Loomis, Sayles & Company, L.P. (“Loomis”) began serving as the subadviser to the Fund, following the termination of Nationwide Asset Management, LLC (“NWAM”), the Fund’s previous subadviser.

Loomis is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Loomis is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Loomis, located at One Financial Center, Boston, MA 02111, as the new subadviser to the Fund. The Board approved the appointment of Loomis as the subadviser to the Fund on December 7, 2022. Factors considered by the Board in making its decision to approve Loomis as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek to provide a high level of current income while preserving capital and minimizing fluctuations in share value. NWAM had subadvised the Fund since its inception in 2008. NFA determined to replace NWAM as the Fund’s subadviser due to the Fund’s underperformance relative to its peer group competitors. In replacing NWAM, NFA sought a subadviser whose strategy is intended typically to produce a portfolio with overall characteristics similar to those of the Bloomberg U.S. Government/Credit 1-3 Year Bond Index (the Fund’s benchmark), particularly in terms of duration, and which exhibited consistent alpha generation and strong risk-adjusted performance that exceeds that of the index.  Additionally, NFA sought a subadviser whose strategy had a long performance history based on significant assets under management and whose subadvisory fees would be similar to or lower than those of NWAM.

LOOMIS

NFA recommended to the Board that Loomis be appointed to serve as the Fund’s subadviser in place of NWAM. NFA recommended that Loomis be appointed based on an analysis of its management team, investment capabilities and processes, compliance program and operational capabilities. NFA placed particular emphasis on Loomis’ long history in managing fixed-income strategies and the strength and consistency of its Short Duration Fixed Income Strategy dating back several years.

As subadvised by Loomis, the Fund invests primarily in bonds (or fixed-income securities), which include investment grade fixed-income securities such as corporate bonds, U.S. government securities, mortgage-backed securities and asset-backed securities. Under normal circumstances, the Fund invests at least 80% of its net assets in fixed-income securities. Foreign securities in which the Fund invests are denominated in U.S. dollars. The Fund typically maintains an average portfolio duration that is within one year of the average duration of the Bloomberg U.S. Government/Credit 1-3 Year Bond Index, although it reserves the right to deviate further from the average duration of that index when Loomis believes it to be appropriate in light of the Fund’s investment objective.

The Fund is managed by Christopher T. Harms, Clifton V. Rowe, CFA and Daniel Conklin, CFA, who are jointly responsible for the day-to-day management of the Fund.
Mr. Harms is a Vice President of Loomis, Sayles & Company, portfolio manager for the Loomis Sayles fixed income group and co-head of the relative return team. He joined Loomis Sayles in 2010 and has 42 years of investment industry experience.
Mr. Rowe is a Vice President of Loomis, Sayles & Company, and portfolio manager for the Loomis Sayles fixed income group and the mortgage and structured finance team. He joined Loomis Sayles in 1992 and has 30 years of investment industry experience.
Mr. Conklin is a Vice President of Loomis, Sayles & Company, and a portfolio manager for the relative return team. He joined Loomis Sayles in 2012 and has 12 years of investment industry experience.
Based on the foregoing considerations, NFA recommended to the Board that Loomis be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on December 7, 2022, the Board, of which eight of the nine members are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and, upon NFA’s recommendation, unanimously approved the appointment of Loomis as the subadviser to the Fund. The Trustees were provided with detailed materials relating to Loomis in advance of the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Loomis as the Subadviser. In making its determinations, the Board took into account information provided to it by NFA as to the services to be provided by Loomis under the subadvisory agreement, including information relating to Loomis’ investment strategy and process for the Fund. The Board also considered information provided to it regarding the experience of the investment personnel of Loomis who would be managing the Fund.

Investment Performance. The Board considered information concerning the past performance record of Loomis in managing the investment strategy it intended to use in managing the Fund’s assets.

Fee Level. The Board considered the subadvisory fee rate that NFA would pay to Loomis with respect to the Fund. The Board considered that the subadvisory fee proposed to be paid to Loomis would be based on the aggregate of assets of the

Fund and the Nationwide Loomis Short Term Bond Fund, which is also subadvised by Loomis.  The Board noted that subadvisory fee schedule proposed with respect to Loomis was anticipated to result in an overall lower subadvisory fee rate to be paid by NFA with respect to the Fund.  The Board noted that NFA agreed to share 100% of the reduction in subadvisory fees with the Fund’s shareholders by reducing its advisory fee through a fee waiver agreement.

Profitability; Fallout Benefits. No information was presented to the Board regarding Loomis’ expected profitability as a result of the subadvisory agreement or the expected profitability of the Fund with respect to NFA.

Terms of the Subadvisory Agreement. The Board considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other series of the Trust.

Conclusion. Based on these and other considerations, none of which were individually determinative of the outcome, and after discussion and consideration among the Trustees, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement with Loomis for a period of up to two years commencing from the execution of the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Loomis, dated June 30, 2021, as amended March 20, 2023, to reflect the addition of the Fund (the “Agreement”), was approved by the Board, including the Independent Trustees, on December 7, 2022. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the previous subadvisory agreement with NWAM. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2025, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by Loomis. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to Loomis (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Loomis and for overseeing and reviewing the performance of Loomis. Loomis is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, Loomis is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Loomis selects and to negotiate commissions to be paid on such transactions. In doing so, Loomis is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, Loomis and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Loomis is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Loomis’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify Loomis for any liability and expenses which may be sustained by Loomis as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that Loomis establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Loomis to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Loomis and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT LOOMIS

Loomis is located at One Financial Center, Boston, MA 02111. The following table sets forth the names and principal occupations of the principal executive officers of Loomis. The address of each person listed below is One Financial Center, Boston, MA 02111.

Name	Title
Kevin P. Charleston	President, Chief Executive Officer, Director and Chairman of General Partner
Daniel J. Fuss	Director of General Partner
John R. Gidman	Director of General Partner, Chief Operating Officer
Donald P. Ryan	Chief Compliance Officer
John F. Russell	Director of General Partner
David L. Waldman	Director of General Partner, Chief Investment Officer
Aziz V. Hamzaogullari	Director of General Partner
Elaine M. Stokes	Director of General Partner
Matthew J. Eagan	Director of General Partner
Richard G. Raczkowski	Director of General Partner
Maurice P. Leger	Director of General Partner
Susan L. Sieker	Director of General Partner, Chief Financial Officer
Rebecca O. Radford	Director of General Partner, Chief Legal Officer

Loomis is a registered investment management firm with the SEC and is an affiliate of Natixis Investment Managers.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2022, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 6, 2022. The Investment Advisory Agreement was last approved by shareholders of the Fund on May 1, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser.

With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of May 19, 2023, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of May 19, 2023, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of May 19, 2023, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Loomis as subadviser to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with the Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance

Company, which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation and Nationwide Mutual Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Loomis, nor do any such Officers or Trustees own securities issued by Loomis or have any other material direct or indirect interest in Loomis.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 1-888-490-5087.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

Stephen R. Rimes, Secretary

June 9, 2023

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Loomis (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
NVIT Loomis Short Term Bond Fund	0.08% on all Aggregate Subadviser Assets*

* The term “Aggregate Subadviser Assets” means the aggregate amount resulting from the combination of Subadviser Assets (as defined in a Subadvisory Agreement among Nationwide Mutual Funds, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated November 13, 2017, as amended) of the NVIT Loomis Short Term Bond Fund together with the Subadviser Assets of the Nationwide Loomis Short Term Bond Fund, a series of Nationwide Mutual Funds.
A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
NVIT Loomis Short Term Bond Fund	0.35% on assets up to $1 billion;
0.34% on assets of $1 billion and more but less than $1.5 billion; and
0.33% on assets of $1.5 billion and more.
B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2022. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT Loomis Short Term Bond Fund	$ 4,704,297
C-1

EXHIBIT D

OUTSTANDING SHARES

As of May 19, 2023, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
NVIT Loomis Short Term Bond Fund – Class I	15,518,224.710
NVIT Loomis Short Term Bond Fund – Class II	20,734,138.016
NVIT Loomis Short Term Bond Fund – Class Y	85,817,542.174
D-1

EXHIBIT E

5% SHAREHOLDERS

As of May 19, 2023, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Loomis Short Term Bond Fund – Class I
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	12,153,628.171	78%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	2,849,659.498	18%
NVIT Loomis Short Term Bond Fund – Class II
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	18,038,974.697	87%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	1,783,055.991	9%
NVIT Loomis Short Term Bond Fund – Class Y
NVIT BLUEPRINTSM BALANCE FUND COLUMBUS, OH 43215	16,618,931.377	19%
NVIT BLUEPRINTSM MODERATE FUND COLUMBUS, OH 43215	11,798,693.937	14%
NVIT BLUEPRINTSM CONSERVATIVE FUND COLUMBUS, OH 43215	11,396,843.938	13%
NVIT BLUEPRINTSM MODERATELY CONSERVATIVE FUND COLUMBUS, OH 43215	7,243,537.365	8%
NVIT BLUEPRINTSM CAPITAL APPRECIATION FUND COLUMBUS, OH 43215	5,883,398.297	7%
NVIT BLUEPRINTSM MANAGED GROWTH FUND COLUMBUS, OH 43215	5,774,893.477	7%
NVIT INVESTOR DESTINATIONS CONSERVATIVE FUND COLUMBUS, OH 43215	5,041,635.017	6%
NVIT INVESTOR DESTINATIONS BALANCED FUND COLUMBUS, OH 43215	5,026,967.535	6%
NVIT BLUEPRINTSM MANAGED GROWTH & INCOME FUND COLUMBUS, OH 43215	4,429,918.045	5%
E-1

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

NVIT Loomis Short Term Bond Fund
(formerly, NVIT Short Term Bond Fund)

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 9, 2023

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the NVIT Loomis Short Term Bond Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: NVIT Loomis Short Term Bond Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Loomis, Sayles & Company, L.P. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Nationwide Asset Management, LLC as the subadviser to the Fund. This change became effective on March 20, 2023. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of May 19, 2023, had selected the Fund as an underlying investment option within their variable contract will receive this Notice. This Notice will be sent to Contract Owners on or about June 16, 2023. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until September 30, 2023. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-888-490-5087.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.